Exhibit 16


                     [Rachlin Cohen & Holtz LLP letterhead]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


January 14, 2003


Dear Sir/Madam:

We have read the statements made by Baron Capital Trust, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's AMENDED Form 8-K report dated January 14, 2003. We agree with the statements concerning our Firm in such AMENDED Form 8-K.

Very truly yours,


/s/  Rachlin Cohen & Holtz LLP